Exhibit 99.1

Winston Hotels, Inc. 2626 Glenwood Avenue • Suite 200 Raleigh, North Carolina 27608 www.winstonhotels.com NYSE: WXH
FOR FURTHER INFORMATION:

WINSTON HOTELS: Patti L. Bell Assistant Vice President Investor Relations & Administration (919) 510-8003 pbell@winstonhotels.com	Jerry Daly or Carol McCune (703) 435-6293 jerry@dalygray.com, carol@dalygray.com)
For Immediate Release
Winston Hotels Reports Fourth Quarter, Full-Year 2006 Results
     RALEIGH, N.C., February 15, 2007—Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust (“REIT”) and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced results for the three months and year ended December 31, 2006.
2006 Fourth Quarter Highlights and Recent Events
•	Net income available to common shareholders totaled $5.4 million for the 2006 fourth quarter, or $0.19 per share;

•	FFO available to common shareholders totaled $0.26;

•	Excluding unusual charges, EBITDA increased $2.5 million from $11.5 million to $14.0 million;

•	Same store RevPAR increased by 11.9 percent;

•	Same store operating margins rose by 230 basis points;

•	Sold one hotel for net proceeds of $9.7 million;

•	Opened a 121-room Hilton Garden Inn in Akron, OH and a 142-room Homewood Suites in Princeton, NJ; and,

•	Closed one hotel loan for $2.2 million and one hotel loan totaling $1.2 million in 2007.

2006 Fourth Quarter Financial Results
     Net income available to common shareholders rose to $5.4 million for the 2006 fourth quarter, or $0.19 per share, compared to net income available to common shareholders of $1.6 million, or $0.06 per share, for the same period in 2005. Net income available to common shareholders for the 2006 fourth quarter included a gain on sale, net of minority interest, of approximately $2.9 million, or $0.10 per share.
     Funds from operations (“FFO”) available to common shareholders, excluding unusual charges for the 2006 fourth quarter improved to $8.0 million, compared to $6.9 million in the 2005 fourth quarter, or $0.26 and $0.25 per share, respectively. The company had approximately 30.5 million and 27.7 million fully diluted weighted average common shares outstanding in the 2006 and 2005 reporting periods, respectively.
Same Store Operating Statistics
     Fourth quarter 2006 revenue per available room (“RevPAR”) rose 11.9 percent for the company’s 37 hotels that were open throughout each of the 12-month periods ended December 31, 2006 and 2005. The 2006 fourth quarter same store improvement was led by a 10.6 percent increase in average daily room rate (“ADR”) and a 1.2 percent increase in occupancy. The significant increase in ADR contributed to a 230 basis point increase in fourth quarter 2006 operating margins to 42.0 percent from 39.7 percent in the same period a year earlier.
     “We are pleased that our margin improved 230 basis points for the fourth quarter and 110 basis points for the full year,” said Robert W. Winston III, chief executive office.
     The following table details the company’s same store operating statistics for the 37 consolidated hotels that were open throughout each of the 12-month periods ended December 31, 2006 and 2005 (includes 35 wholly owned hotels and two hotels, the Chapel Hill, N.C. Courtyard by Marriott and the Ponte Vedra, Fla. Hampton Inn, that are owned through consolidated joint ventures).
Same Store Operating Statistics (Hotel Room Revenues $ in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2006	2005	Change		2006	2005	Change
Hotel Room Revenues	$31,698	$28,435	11.5%		$132,067	$119,500	10.5%
RevPAR	$66.24	$59.20	11.9%		$69.57	$62.39	11.5%
Occupancy	65.7%	64.9%	1.2%		70.8%	69.3%	2.2%
ADR	$100.89	$91.20	10.6%		$98.26	$90.05	9.1%
Operating Margin	42.0%	39.7%	230	bps	43.4%	42.3%	110	bps

     On a same-store basis, the company expects 2007 first quarter RevPAR to increase 7 to 9 percent, compared to the 2006 first quarter.
Hotel Development
     During the 2006 fourth quarter, the company opened two new hotels:
•	A 121-room Hilton Garden Inn in Akron, OH in which the company holds a 41.7 percent joint venture ownership interest and also owns an additional preferred equity investment of $2.2 million.

•	A 142-room, wholly owned Homewood Suites in Princeton, NJ
     “We have opened three new or deep-renovation properties in the past 12 months, while divesting seven older properties during the same period,” said Joe Green, president and chief financial officer.
     The company remains on schedule with the following development projects:
•	The company expects to open a wholly owned, 119-room, $13.3 million Hilton Garden Inn in Wilmington, N.C. in the 2007 first quarter.

•	A wholly owned, 79-room, $10.7 million Residence Inn in Roanoke, Va. is under construction, with a planned opening in the 2007 fourth quarter.

•	During the 2006 fourth quarter, the company broke ground on a 22-room, $3.4 million expansion of the Chapel Hill, N.C. Courtyard by Marriott hotel. The project is scheduled for completion in the 2007 fourth quarter. The property is owned by a joint venture in which the company holds a 48.78 percent equity interest.

•	A 120-room, $15.1 million Courtyard by Marriott at Flagler Corporate Park is under construction in Jacksonville, Fla. and is scheduled to open in the 2007 fourth quarter. The company holds a 48 percent equity interest in the joint venture that owns the property.

•	During November 2006, the Company purchased a parcel of land for $0.6 million adjacent to its Hilton Garden Inn near the Raleigh Durham airport to build its first aloft hotel. The 151-room aloft is estimated to cost approximately $18.9 million. The Company expects to break ground on the wholly owned hotel during the third quarter of 2007 with an expected opening date during the fourth quarter of 2008.
     “This development will be one of the first aloft hotels, an upcoming brand from Starwood. The new brand in the select-service hotel category aloft was conceived by the same W Hotels team at Starwood Hotels & Resorts Worldwide, Inc.” said Joe Green.
Hotel Acquisitions
     In August 2006, the company announced that it had entered into definitive agreements to acquire two hotels in New York City for a purchase price of $55 million each. Located in the Tribeca and Chelsea areas, the hotels currently are under construction. Acquisition of each of these hotels is subject to satisfactory completion of due diligence and other customary closing conditions. The company has been approved by Hilton Hotels Corporation for a Hilton Garden Inn franchise for both the Tribeca hotel and the Chelsea hotel. The Chelsea hotel is expected to open in the second quarter of 2007.

     There has been a delay in construction at the Tribeca hotel and the company is pursuing legal action against the seller. Pursuant to the purchase and sale agreement the Company intends to close the project at the appropriate time and complete the development in time to open in the fourth quarter of 2007.
Hotel Dispositions
     The company sold one hotel in the fourth quarter for net proceeds of $9.7 million, bringing to seven the total number of hotel dispositions by the company in 2006. These seven hotel dispositions during 2006 resulted in aggregate net proceeds of approximately $52.3 million. At December 31, 2006 the company had two hotels classified as held for sale, which it intends to sell during 2007. Today we plan to close on the sale for one of those hotels, the 81-room Holiday Inn Express in Abingdon, Virginia, for estimated net proceeds of $5.0 million.
Hotel Debt Financing Program
     The company closed on one transaction in the 2006 fourth quarter and one transaction in the current quarter as summarized below.
•	In the 2006 fourth quarter, the company closed on a $2.2 million mezzanine loan for a 117-room Homewood Suites under construction in Denver, Colo., which has an estimated all-in cost of $13.4 million. Fidelity Bank holds the senior position of the $9.0 million loan for construction of this hotel. The three-and-one-half-year mezzanine loan bears interest at 30-day LIBOR plus 7.50 percent. The company expects to fully fund its portion of the loan in the 2007 second quarter and expects the hotel to open during the second quarter of 2008.

•	In the 2007 first quarter, the company closed on a $1.2 million “B” note, as part of a total $7.8 million financing, with GE Capital Franchise Finance Corporation (“GE”) providing $6.6 million of senior debt. The note is secured by a 104-room Holiday Inn Express under construction in Webster, N.Y., which has an estimated all-in cost of $9.8 million. The construction-to-five-year permanent loan bears interest equal to 90-day LIBOR plus approximately 7.00 percent, with an additional 3.94 percent of the original principal balance accruing until the loan is paid in full. The company is obligated to fund the balance of the “B” note ratably over the projected construction period, which is expected to be completed during the first quarter of 2008.
Loans repaid in full in the 2006 fourth quarter and 2007 first quarter include the following:

•	During the 2006 fourth quarter, the $5.5 million mezzanine loan collateralized by the Residence Inn by Marriott in St. Louis, Mo. was paid in full.

•	During the 2006 fourth quarter, the $2.8 million mezzanine loan, collateralized by a senior participation interest in the loan to Walton Street Capital related to the Austin, TX Renaissance hotel, was prepaid in full.

•	During the 2006 fourth quarter, the $2.0 million loan collateralized by a hotel/condo project in Miami Fla. was prepaid in full.

•	During the 2007 first quarter, the $2.5 million mezzanine loan, collateralized by a senior participation interest in the loan to Walton Street Capital related to the Los Angeles, CA Airport Renaissance hotel, was prepaid in full.

•	Lastly, during the 2007 first quarter, the $1.1 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hilton Garden Inn in Atlanta, Ga. was prepaid in full.
     As previously announced, in October 2006, the company sold $6.3 million of its $8.5 million commitment to fund development of a 101-room Hampton Inn and Suites in Murfreesboro, Tenn. to GE. Winston now holds a $2.2 million “B” note. The “B” note bears interest at 30-day LIBOR plus 6.05 percent, with an additional 3.86 percent accrual per annum. As of December 31, 2006, the company had funded $0.5 million of the “B” note. The company is obligated to fund the remaining $1.7 million balance of the “B” note ratably over the projected construction period, which is expected to be completed in the second quarter of 2007.
     “Our debt financing program has experienced greater activity over the past two quarters and continues to generate interest from developers,” Green said.
     In May 2006, the company funded a $20.3 million “B” note as part of a $66.0 million whole loan to refinance and refurbish the 627 room Lady Luck Hotel and Casino located in downtown Las Vegas, NV. Currently, the company and the “A” piece lender, Canpartners Realty Holding Company IV LLC, are negotiating a forbearance agreement with the borrower that will, among other things, allow the borrower to have additional time to execute their redevelopment plans.
     At the close of the 2006 fourth quarter, the company had 16 loans outstanding, representing loans receivable totaling $52.1 million and related interest receivable totaling $1.8 million.
Balance Sheet
     During the fourth quarter, the company added five hotels as collateral to the company’s line of credit. At December 31, 2006, the outstanding balance under the line of credit was $1.1 million and the remaining available balance was $171.6 million, based upon the borrowing base created by the 23 hotels that serve as collateral for the line. Four of the company’s hotels remain unencumbered.
Dividends
     During the 2006 fourth quarter, the company declared a regular cash dividend of $0.15 per common share and a cash dividend of $0.50 per share of Series B Preferred Stock. Based on the closing price of $13.25 on December 31, 2006, the company’s common dividend provided a 4.5 percent yield.

Guidance
     Other than the RevPAR projections set forth above, the company is still in the process of finalizing its internal projections for 2007 and expects to provide an update at the appropriate time.
Conference Call
     Winston Hotels’ 2006 fourth quarter investor conference call is scheduled for 10 a.m. EDT today, February 15, 2007. The call also will be simulcast over the Internet via the company’s web site, www.winstonhotels.com. The replay will be available on the company’s web site for 30 days and via telephone for seven days by calling 800-475-6701, access code 862043.
About the Company
     As of December 31, 2006, the company owned or was invested in 53 hotel properties in 18 states, having an aggregate of 7,205 rooms. This included 44 wholly owned properties with an aggregate of 6,013 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned four hotels with an aggregate of 545 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the company. As of December 31, 2006, the company also had $52.1 million in loan receivables from owners of several hotels. The company does not hold an ownership interest in any of the hotels for which it has provided debt financing. For more information about Winston Hotels Inc, visit the company’s web site at www.winstonhotels.com.

Notes About Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements. The reader can identify these statements by use of words like “may,” “will,” “expect,” “project,” “anticipate,” “estimate,” “target,” “believe,” “continue” or similar expressions, including without limitation its acquisition, disposition and development plans for hotel properties, its hotel lending plans, its dividend policy, and its estimated net income available to common shareholders, net income available to common shareholders per share, FFO available to common shareholders, FFO available to common shareholders per share and RevPAR. These statements represent the company’s judgment and are subject to risks and uncertainties that could cause actual operating results to differ materially from those expressed or implied in the forward looking statements including, but not limited to, changes in general economic conditions, lower occupancy rates, lower average daily rates, acquisition risks, development risks including risk of construction delay, cost overruns, occupancy and governmental permits, zoning, the increase of development costs in connection with projects that are not pursued to completion, the risk of non-payment of subordinated loans, or the failure to make additional hotel debt investments and investments in hotels. Other risks are discussed in the company’s filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2005.
Notes About Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules. As required by SEC rules, the company has provided reconciliation in this press release of each non-GAAP financial measure to its most directly comparable GAAP measure. We believe that these non-GAAP measures, when combined with the company’s primary GAAP presentations required by the SEC, help improve our equity holders’ ability to understand our operating performance and make it easier to compare the results of our company with other hotel REITs. A description of each is provided below.
FFO and FFO Available to Common Shareholders
The company reports FFO in accordance with the definition of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) (determined in accordance with generally accepted accounting principles, or “GAAP”), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures (which are calculated to reflect FFO on the same basis). The company further subtracts preferred stock dividends from FFO to calculate FFO available to common shareholders. FFO available to common shareholders is a performance measure used by the company in its budgeting and forecasting models, it is discussed during Board meetings, and is considered when making decisions regarding acquisitions, sales of properties and other investments, and is a metric in determining executive compensation. The calculation of FFO and FFO available to common shareholders may vary from entity to entity, and as such the presentation of FFO and FFO available to common shareholders by the company may not be comparable to other similarly titled measures of other reporting companies. FFO and FFO available to common shareholders are not intended to represent cash flows for the period. FFO and FFO available to common shareholders have not been presented as an alternative to net income, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
FFO is a supplemental industry-wide measure of REIT operating performance, the definition of which was first proposed by NAREIT in 1991 (and clarified in 1995, 1999 and 2002) in response to perceived drawbacks associated with the presentation of net income under GAAP as applied to REITs. Since the introduction of the definition by NAREIT, the term has come to be widely used by REITs. Historical GAAP cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors have considered presentations of operating results for real estate companies that use historical GAAP cost accounting to be insufficient by themselves. Accordingly, the company believes FFO and FFO available to common shareholders (combined with the company’s primary GAAP presentations required by the SEC) improve our investors’ ability to understand the company’s operating performance.
The company also provides FFO Available to Common Shareholders excluding extinguishment of debt and other unusual expenses as well as non-cash charges. We describe this measure as FFO Available to Common Shareholders, excluding unusual charges in the attached reconciliation schedules. The following describes the unusual charges the company incurred during 2005 and 2006 that are added back to FFO:
•	The Company recorded a $12.4 million, net of minority interest, non-cash impairment charge in the third quarter of 2005 relating to two hotels.
•	In May 2006, the company borrowed funds under its line of credit to pay off the outstanding balance of $11.3 million on the ten-year first mortgage loan collateralized by the Evanston, IL Hilton Garden Inn. A prepayment premium and write-off of related deferred expenses of $0.2 million are included in “extinguishment of debt” in the Consolidated Statements of Operations.
•	In May 2006 the company defeased the remaining $61.3 million balance of the company’s $71 million ten-year 7.375% fixed-rate CMBS debt secured in part by the company’s hotels. The difference between the amount of securities purchased to defease the debt and the debt paid down, which totaled $3.2 million, as well as $0.5 million for the write-off of related deferred expenses, were recorded as an “extinguishment of debt” in the Consolidated Statements of Operations.
•	The company adopted FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (“FIN 47”) an interpretation of SFAS No. 143, “Accounting for Asset Retirement Obligations” effective December 31, 2005. Under the interpretation, an entity is required to recognize a liability for the fair value of an asset retirement obligation (“ARO”) that is conditional on a future event if the liability’s fair value can be reasonably estimated. During the second quarter the company recorded an ARO liability for one of its hotels, which included a non-recurring, non-cash cumulative adjustment of $0.2 million.
•	One of the company’s taxable REIT subsidiaries provided development services to one of the company’s consolidated joint ventures, and recorded development fee income. This income is taxable and therefore income tax expense related to the development fees, totaling $0.4 million and $0.5 million for 2006 and 2005, respectively, is included in the Consolidated Statements of Operations. Since the joint venture’s income is consolidated into the company’s financial statements, the development fee income is eliminated in consolidation.
The above adjustments are not in accordance with the NAREIT definition of FFO and are not comparable to similar adjusted FFO measures reported by other REITs. The company presents these adjustments to FFO because it believes that the resulting measure provides investors a useful indicator of the operating performance of the Company’s hotels and other investments during the three months and year ended December 31, 2006 as compared to prior periods by adjusting for the effects of certain unusual or non-cash items arising during the periods. FFO available to common shareholders, excluding unusual charges, is not intended to represent cash flows for the period, is not presented as an alternative to net income, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. In addition to being used by management in the annual budget process, the compensation committee of the board of directors of the company will consider these adjustments in its criteria for performance-based executive compensation.
Operating Margin
Gross operating profit margin, which is referred to herein as “operating margin,” is defined as hotel revenues minus hotel operating costs before property taxes, insurance and management fees, divided by hotel revenues.
RevPAR
RevPAR is an acronym for Revenue Per Available Room, which is determined by multiplying average daily rate by occupancy percentage for any given period. RevPAR does not include food and beverage or other ancillary revenues, such as parking, telephone, or other guest services generated by the property. Similar to the reporting periods for the company’s statement of operations, hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) are always reported on a quarter to date and/or year to date basis.
EBITDA, excluding unusual charges
EBITDA is an acronym for Earnings before Interest, Taxes, Depreciation, and Amortization, which is defined as GAAP net income (loss) adjusted for interest expense, taxes, depreciation and amortization. EBITDA is helpful to investors and management as a measure of the performance of the company because it provides an indication of the operating performance of the properties within the portfolio and is not impacted by the capital structure of the REIT. EBITDA does not represent cash generated from operating activities as determined by GAAP and should not be considered as an alternative to GAAP net income as an indication of our financial performance or to cash flow from operating activities as determined by GAAP as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. EBITDA may include funds that may not be available for the company’s discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions, and other commitments and uncertainties.

The company provides EBITDA, excluding unusual charges in the attached reconciliation schedule. EBITDA, excluding unusual charges, excludes all operating results from discontinued operations, minority interest, extinguishment of debt charges, and loss on impairment of assets held for sale because the company believes that exclusion of such items in EBITDA better reflects the ongoing operating performance of the company’s remaining assets.
The company presents these adjustments to EBITDA because it believes that the resulting measure provides investors a more useful indicator of the operating performance of the Company’s hotels and other investments during the three months and year ended December 31, 2006 as compared to prior periods, by adjusting for the effects of certain unusual items arising during the periods. EBITDA, excluding unusual charges, is not intended to represent cash flows for the period, is not presented as an alternative to net income, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

WINSTON HOTELS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

As of December 31,	2006	2005

ASSETS
Land	$59,803	$55,758
Buildings and improvements	430,968	422,081
Furniture and equipment	66,745	63,048

Operating properties	557,516	540,887
Less accumulated depreciation	140,826	139,259

	416,690	401,628
Properties under development and land for development	11,748	25,139

Net investment in hotel properties	428,438	426,767

Assets held for sale	10,327	11,009
Corporate furniture, fixtures and equipment, net	551	371
Cash	7,822	15,047
Accounts receivable, net	2,723	3,820
Notes receivable	52,146	38,050
Investment in joint ventures	4,210	1,795
Deferred expenses, net	9,490	6,807
Prepaid expenses and other assets	14,135	12,556
Deferred tax asset	10,367	11,471

Total assets	$540,209	$527,693

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Lines of credit	$7,850	$157,896
Mortgage loans	231,694	99,874
Accounts payable and accrued expenses	21,479	27,915
Distributions payable	6,413	6,011

Total liabilities	267,436	291,696

Minority interest	13,804	12,786

Shareholders’ equity:
Preferred stock, Series B, $.01 par value, 5,000 shares authorized, 3,680 shares issued and outstanding (liquidation preference of $93,840)	37	37
Common stock, $.01 par value, 50,000 shares authorized, 29,191 and 26,509 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	292	265
Additional paid-in capital	351,274	325,238
Unearned compensation	—	(1,454)
Distributions in excess of earnings	(92,634)	(100,875)

Total shareholders’ equity	258,969	223,211

Total liabilities, minority interest and shareholders’ equity	$540,209	$527,693

WINSTON HOTELS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

Three Months Ended December 31,	2006	2005

Operating revenue:
Rooms	$39,144	$31,368
Food and beverage	3,504	3,114
Other operating departments	1,412	1,129
Joint venture fee income	64	63

Total operating revenue	44,124	35,674

Hotel operating expenses:
Rooms	8,227	6,832
Food and beverage	2,508	2,320
Other operating departments	1,065	897
Undistributed operating expenses:
Property operating expenses	9,194	7,477
Real estate taxes and property and casualty insurance	2,198	1,620
Franchise costs	2,644	2,232
Maintenance and repair	2,221	1,927
Management fees	1,677	1,204
General and administrative	3,007	1,792
Depreciation	5,392	4,501
Amortization	592	464

Total operating expenses	38,725	31,266

Operating income	5,399	4,408

Interest and other income	2,964	2,236
Interest expense	(4,127)	(3,981)

Income before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income (loss) of unconsolidated joint ventures	4,236	2,663
Income allocation to minority interest in Partnership	(107)	(65)
Loss allocation to minority interest in consolidated joint ventures	138	129
Income tax benefit (expense)	33	(142)
Equity in income (loss) of unconsolidated joint ventures	(12)	583

Income from continuing operations	4,288	3,168
Discontinued operations:
Income from discontinued operations	116	603
Gain on sale of discontinued operations	2,870	—

Income before cumulative effect of changes in accounting principles	7,274	3,771
Cumulative effect of changes in accounting principles, net	—	(364)

Net income	7,274	3,407
Preferred stock distribution	(1,840)	(1,840)

Net income available to common shareholders	$5,434	$1,567

Basic weighted average number of common shares outstanding	29,037	26,314

Diluted weighted average number of common shares outstanding	30,484	27,654

Income per common share basic and diluted:
Income from continuing operations	$0.08	$0.05
Income from discontinued operations	0.11	0.02
Cumulative effect of changes in accounting principles, net	—	(0.01)

Net income available to common shareholders	$0.19	$0.06

Per share dividends to common shareholders	$0.15	$0.15

WINSTON HOTELS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

Years ended December 31,	2006	2005

Operating revenue:
Rooms	$155,782	$120,324
Food and beverage	13,453	10,058
Other operating departments	5,930	3,897
Joint venture fee income	227	250

Total operating revenue	175,392	134,529

Hotel operating expenses:
Rooms	31,806	25,773
Food and beverage	9,571	7,552
Other operating departments	4,280	2,879
Undistributed operating expenses:
Property operating	34,300	26,340
Real estate taxes and property and casualty insurance	7,931	6,464
Franchise	10,603	8,623
Maintenance and repair	8,381	6,870
Management fees	6,216	3,840
General and administrative	11,343	7,943
Depreciation	20,642	16,232
Amortization	2,116	1,499

Total operating expenses	147,189	114,015

Operating income	28,203	20,514

Extinguishment of debt	(3,961)	—
Interest and other income	8,694	7,045
Interest expense	(17,553)	(11,633)

Income before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	15,383	15,926
Income allocation to minority interest in Partnership	(252)	(382)
Income allocation to minority interest in consolidated joint ventures	(563)	(410)
Income tax expense	(1,775)	(617)
Equity in income of unconsolidated joint ventures	86	625

Income from continuing operations	12,879	15,142
Discontinued operations:
Income from discontinued operations	2,035	2,495
Gain on sale of discontinued operations	17,485	366
Loss on impairment of assets held for sale	—	(12,386)

Income before cumulative effect of changes in accounting principles	32,399	5,617
Cumulative effect of changes in accounting principles, net	—	(364)

Net income	32,399	5,253
Preferred stock distribution	(7,360)	(7,360)

Net income (loss) available to common shareholders	$25,039	$(2,107)

Basic weighted average number of common shares outstanding	27,475	26,302

Diluted weighted average number of common shares outstanding	28,943	27,680

Income (loss) per common share basic and diluted:
Income from continuing operations	$0.20	$0.29
Income (loss) from discontinued operations	0.71	(0.36)
Cumulative effect of changes in accounting principles, net	—	(0.01)

Net income (loss) available to common shareholders	$0.91	$(0.08)

Per share dividends to common shareholders	$0.60	$0.60

WINSTON HOTELS, INC.
RECONCILIATION OF NET INCOME TO FFO,
FFO AVAILABLE TO COMMON SHAREHOLDERS AND
FFO AVAILABLE TO COMMON SHAREHOLDERS, EXCLUDING UNUSUAL CHARGES
($ in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net income	$7,274	$3,407	$32,399	$5,253
Gain on sale of discontinued operations	(2,999)	—	(18,305)	(383)
(Gain) loss on sale of unconsolidated joint venture hotel	1	(551)	1	(551)
Cumulative effect of change in accounting principle	—	382	—	382
Minority interest in Partnership allocation of income	107	39	252	374
Minority interest in Partnership allocation of gain on sale of discontinued operations	129	—	820	17
Minority interest in Partnership allocation of gain on sale of unconsolidated joint venture hotel	—	26	—	26
Minority interest in Partnership allocation of income from discontinued operations	5	32	94	122
Minority interest in Partnership allocation of cumulative effect of change in accounting principle	—	(18)	—	(18)
Depreciation	4,853	4,088	18,921	14,909
Depreciation from discontinued operations	77	623	1,165	3,355
Depreciation from joint ventures	347	229	1,137	889

FFO	9,794	8,257	36,484	24,375

Preferred stock dividend	(1,840)	(1,840)	(7,360)	(7,360)

FFO available to common shareholders	7,954	6,417	29,124	17,015

Unusual Charges:
Extinguishment of debt	—	—	3,961	—
Asset retirement obligation	—	—	195	—
Tax on joint venture development fees	—	502	420	502
Impairment of wholly owned hotels, net of minority interest	—	—	—	12,386

FFO available to common shareholders, excluding unusual charges	$7,954	$6,919	$33,700	$29,903

Weighted average common shares outstanding assuming dilution	30,484	27,654	28,943	27,680

FFO available to common shareholders per share	$0.26	$0.23	$1.01	$0.61

FFO available to common shareholders per share, excluding unusual charges	$0.26	$0.25	$1.16	$1.08

Common dividend per share	$0.15	$0.15	$0.60	$0.60

WINSTON HOTELS, INC.
RECONCILIATION OF NET INCOME
TO EBITDA AND EBITDA, EXCLUDING UNUSUAL CHARGES
($ in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net income	$7,274	$3,407	$32,399	$5,253
Add back:
Interest expense	3,593	3,537	15,639	10,346
Interest expense from joint ventures	347	309	1,290	917
Depreciation	4,853	4,088	18,921	14,909
Depreciation from discontinued operations	77	623	1,165	3,355
Depreciation from joint ventures	347	229	1,137	889
Amortization expense	555	431	1,977	1,433
Amortization from discontinued operations	2	9	38	43
Amortization expense from joint ventures	20	57	89	83
Expense from income tax	(95)	46	1,474	553

EBITDA	$16,973	$12,736	$74,129	$37,781

Unusual Charges:
Minority interest in Partnership allocation of income	$107	$39	$252	$374
Extinguishment of debt	—	—	3,961	—
Depreciation from discontinued operations	(77)	(623)	(1,165)	(3,355)
Amortization from discontinued operations	(2)	(9)	(38)	(43)
Income from discontinued operations, net of minority interest	(116)	(603)	(2,035)	(2,495)
Gain on sale, net of minority interest	(2,870)	—	(17,485)	(366)
Impairment, net of minority interest	—	—	—	12,386

EBITDA, excluding unusual charges	$14,015	$11,540	$57,619	$44,282

Winston Hotels, Inc.
Same-Store Revenue Per Available Room Statistics
Three Months and Years Ended December 31, 2006 and 2005

	Twelve Months Ended			Three Months Ended
Total for 37 Hotels	December 31,			December 31,
	2006	2005	% CH	2006	2005	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	$40.73	$41.93	-2.9%	$50.10	$45.71	9.6%
Courtyard, Fairfield Inn, Residence Inn	$69.76	$58.40	19.5%	$71.49	$62.17	15.0%
Hampton Inn/Suites	$66.62	$57.00	16.9%	$68.10	$59.17	15.1%
Hilton Garden Inn	$77.59	$70.50	10.1%	$81.16	$74.63	8.8%
Holiday Inn Express/Select	$68.59	$63.32	8.3%	$73.28	$68.68	6.7%
Homewood Suites	$73.22	$67.58	8.3%	$74.51	$69.07	7.9%
Region
South Atlantic	$60.77	$54.94	10.6%	$65.08	$57.92	12.4%
East North Central	$83.12	$70.69	17.6%	$84.37	$74.46	13.3%
West South Central	$62.25	$56.42	10.3%	$63.01	$57.58	9.4%
Mountain	$65.24	$52.70	23.8%	$64.12	$55.21	16.2%
New England	$62.49	$64.28	-2.8%	$68.55	$66.50	3.1%
Middle Atlantic	$86.18	$76.54	12.6%	$88.40	$82.07	7.7%
Segment
Upscale	$73.21	$65.54	11.7%	$75.59	$68.40	10.5%
Mid-scale w/ F&B	$72.63	$68.88	5.4%	$78.64	$72.79	8.0%
Mid-scale w/o F&B	$56.12	$49.17	14.1%	$59.99	$52.72	13.8%
Service
Limited-service	$56.31	$49.78	13.1%	$60.29	$53.16	13.4%
Full-service	$74.76	$67.15	11.3%	$78.36	$70.83	10.6%
Extended-stay	$71.39	$64.63	10.5%	$72.44	$66.42	9.1%
Total	$66.24	$59.20	11.9%	$69.57	$62.39	11.5%

The above presentation includes 35 of the company’s 44 wholly owned hotels as of December 31, 2006, as well as two joint venture hotels the company held an ownership interest in throughout the periods presented. These joint venture hotels include the Chapel Hill, N.C. Courtyard by Marriott and the Ponte Vedra, Fla. Hampton Inn.
The above presentation excludes the Hampton Inn & Suites Baltimore Inner Harbor in Maryland which was acquired in September 2005 and the six hotels (five Towneplace Suites hotels and one Courtyard by Marriott hotel) acquired in October 2005. The above presentation also excludes the Stanley Hotel in Estes Park, Colo., which was acquired in August 2005, in which the company owns a 60 percent interest, the Courtyard by Marriott in Kansas City, Mo which opened April 20, 2006 and the Courtyard by Marriott in St Charles, Ill. which was acquired in September 2006. The above presentation also excludes the Hilton Garden Inn in Akron, Ohio and the Homewood Suites in Princeton, N.J., both of which opened in November 2006. These properties were not open throughout each of the periods presented and therefore are excluded from the table above.

Winston Hotels, Inc.
Same-Store Average Daily Rate Statistics
Three Months and Years Ended December 31, 2006 and 2005

	Twelve Months Ended			Three Months Ended
Total for 37 Hotels	December 31,			December 31,
	2006	2005	% CH	2006	2005	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	$71.78	$65.19	10.1%	$71.53	$67.07	6.6%
Courtyard, Fairfield Inn, Residence Inn	$107.96	$95.74	12.8%	$106.25	$92.48	14.9%
Hampton Inn/Suites	$96.64	$86.57	11.6%	$94.75	$84.58	12.0%
Hilton Garden Inn	$119.13	$109.74	8.6%	$114.72	$109.40	4.9%
Holiday Inn Express/Select	$108.50	$99.67	8.9%	$107.34	$98.79	8.7%
Homewood Suites	$100.09	$94.69	5.7%	$97.00	$94.12	3.1%
Region
South Atlantic	$92.73	$83.99	10.4%	$90.72	$83.10	9.2%
East North Central	$120.72	$111.21	8.6%	$116.16	$105.87	9.7%
West South Central	$105.22	$92.46	13.8%	$104.16	$90.93	14.5%
Mountain	$94.60	$86.55	9.3%	$93.81	$86.32	8.7%
New England	$108.41	$97.08	11.7%	$104.88	$98.61	6.4%
Middle Atlantic	$127.81	$115.16	11.0%	$123.18	$114.09	8.0%
Segment
Upscale	$109.05	$99.52	9.6%	$106.17	$98.40	7.9%
Mid-scale w/ F&B	$110.10	$99.61	10.5%	$106.90	$101.60	5.2%
Mid-scale w/o F&B	$88.03	$78.35	12.4%	$86.12	$77.01	11.8%
Service
Limited-service	$88.49	$78.80	12.3%	$86.59	$77.51	11.7%
Full-service	$114.17	$103.19	10.6%	$111.14	$102.38	8.6%
Extended-stay	$100.26	$93.68	7.0%	$97.22	$93.13	4.4%
Total	$100.89	$91.20	10.6%	$98.26	$90.05	9.1%

The above presentation includes 35 of the company’s 44 wholly owned hotels as of December 31, 2006, as well as two joint venture hotels the company held an ownership interest in throughout the periods presented. These joint venture hotels include the Chapel Hill, N.C. Courtyard by Marriott and the Ponte Vedra, Fla. Hampton Inn.
The above presentation excludes the Hampton Inn & Suites Baltimore Inner Harbor in Maryland which was acquired in September 2005 and the six hotels (five Towneplace Suites hotels and one Courtyard by Marriott hotel) acquired in October 2005. The above presentation also excludes the Stanley Hotel in Estes Park, Colo., which was acquired in August 2005, in which the company owns a 60 percent interest, the Courtyard by Marriott in Kansas City, Mo which opened April 20, 2006 and the Courtyard by Marriott in St Charles, Ill. which was acquired in September 2006. The above presentation also excludes the Hilton Garden Inn in Akron, Ohio and the Homewood Suites in Princeton, N.J., both of which opened in November 2006. These properties were not open throughout each of the periods presented and therefore are excluded from the table above.

Winston Hotels, Inc.
Same-Store Occupancy Statistics
Three Months and Years Ended December 31, 2006 and 2005

	Twelve Months Ended			Three Months Ended
Total for 37 Hotels	December 31,			December 31,
	2006	2005	% CH	2006	2005	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	56.7%	64.3%	-11.8%	70.0%	68.1%	2.8%
Courtyard, Fairfield Inn, Residence Inn	64.6%	61.0%	5.9%	67.3%	67.2%	0.1%
Hampton Inn/Suites	68.9%	65.8%	4.7%	71.9%	70.0%	2.7%
Hilton Garden Inn	65.1%	64.2%	1.4%	70.7%	68.2%	3.7%
Holiday Inn Express/Select	63.2%	63.5%	-0.5%	68.3%	69.5%	-1.7%
Homewood Suites	73.2%	71.4%	2.5%	76.8%	73.4%	4.6%
Region
South Atlantic	65.5%	65.4%	0.2%	71.7%	69.7%	2.9%
East North Central	68.9%	63.6%	8.3%	72.6%	70.3%	3.3%
West South Central	59.2%	61.0%	-3.0%	60.5%	63.3%	-4.4%
Mountain	69.0%	60.9%	13.3%	68.4%	64.0%	6.9%
New England	57.6%	66.2%	-13.0%	65.4%	67.4%	-3.0%
Middle Atlantic	67.4%	66.5%	1.4%	71.8%	71.9%	-0.1%
Segment
Upscale	67.1%	65.9%	1.8%	71.2%	69.5%	2.4%
Mid-scale w/ F&B	66.0%	69.1%	-4.5%	73.6%	71.6%	2.8%
Mid-scale w/o F&B	63.8%	62.8%	1.6%	69.7%	68.5%	1.8%
Service
Limited-service	63.6%	63.2%	0.6%	69.6%	68.6%	1.5%
Full-service	65.5%	65.1%	0.6%	70.5%	69.2%	1.9%
Extended-stay	71.2%	69.0%	3.2%	74.5%	71.3%	4.5%
Total	65.7%	64.9%	1.2%	70.8%	69.3%	2.2%

The above presentation includes 35 of the company’s 44 wholly owned hotels as of December 31, 2006, as well as two joint venture hotels the company held an ownership interest in throughout the periods presented. These joint venture hotels include the Chapel Hill, N.C. Courtyard by Marriott and the Ponte Vedra, Fla. Hampton Inn.
The above presentation excludes the Hampton Inn & Suites Baltimore Inner Harbor in Maryland which was acquired in September 2005 and the six hotels (five Towneplace Suites hotels and one Courtyard by Marriott hotel) acquired in October 2005. The above presentation also excludes the Stanley Hotel in Estes Park, Colo., which was acquired in August 2005, in which the company owns a 60 percent interest, the Courtyard by Marriott in Kansas City, Mo which opened April 20, 2006 and the Courtyard by Marriott in St Charles, Ill. which was acquired in September 2006. The above presentation also excludes the Hilton Garden Inn in Akron, Ohio and the Homewood Suites in Princeton, N.J., both of which opened in November 2006. These properties were not open throughout each of the periods presented and therefore are excluded from the table above.